SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2004, the Compensation Committee of the Board of Directors of Monster Worldwide, Inc. (the “Company”) granted to executive officers and employees of the Company and its subsidiaries an aggregate of 2,769,600 options to purchase shares of the Company’s common stock at an exercise price of $33.64 per share.  Bill Pastore, Mike Sileck, John Mclaughlin, Paul Camara, Peter Dolphin and Jeff Taylor, each of whom is an executive officer of the Company, were each granted an option to purchase 200,000 shares.  Other executive officers of the Company were granted options to purchase shares of the Company’s common stock as follows: Myron Olesnyckyj, an option to purchase 100,000 shares, and Brian Farrey, an option to purchase 75,000 shares.

The stock option agreement evidencing such grants provides, among other things, that such options do not vest unless the grantee is employed by the Company or one of its affiliates on May 31, 2005, and that such vested options, if any, will become exercisable in four equal annual installments commencing on December 28, 2005.  A copy of the form of stock option agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.                                      FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  10.1  Form of Stock Option Agreement.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: December 30, 2004